UNITED STATESSECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  May 5, 2015

Athena Silver Corporation(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0775276
(State or other jurisdiction of incorporation)	Commission FileNumber	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

_______________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03    CREATION OF DIRECT FINANCIAL OBLIGATION

On May 5, 2015, the Company executed a convertible promissory note (the “Note”) dated April 1, 2015 in the principal amount of $51,270.41 in favor of Clifford Neuman, the Company’s legal counsel, representing accrued and unpaid fees for past legal services.   The Note accrues interest at the rate of 6% per annum, compounded monthly, and is due on demand.  The principal and accrued interest due under the Note may be converted, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.0735 per share, which represented the market price of the Company’s common stock on the date the Note was made.  The conversion price is subject to adjustment in the event the Company sells shares of common stock or common stock equivalent at a price below the conversion price.

ITEM 8.01    OTHER EVENTS

Furnished herewith as Exhibit 19.1 is a letter to shareholders from the Company’s President and CEO, John C. Power.

ITEM 9.01:     EXHIBITS

(c)	Exhibit

Item	Title

10.1 19.1	Convertible Promissory Note Letter to Shareholders

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: May 6, 2015	By: _/s/ John C. Power John C. Power Chief Executive Officer/Director

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